UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) MARCH 15, 2006, AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

THE WARRANTS EVIDENCED HEREBY ARE EXERCISABLE ON OR BEFORE 4:30 P.M. (TORONTO TIME) ON MARCH 15, 2008 AFTER WHICH APPLICABLE TIME THE WARRANTS EVIDENCED HEREBY SHALL BE DEEMED TO BE NULL AND VOID AND OF NO FURTHER FORCE OR EFFECT.

WARRANTS TO PURCHASE COMMON SHARES

OF

INTELGENX CORP.
(incorporated under the Canada Business Corporations Act)

________________________ CERTIFICATE NO. C-l ________________________	________________________ Number of Warrants represented by this certificate- 100,000 ________________________

THIS CERTIFIES THAT, for value received, PATRICK J. CARUSO (the "Holder") is entitled, upon payment of the Exercise Price, to be issued on or before the Expiry Time fully paid and non-assessable common shares ("Common Shares") in the capital stock of INTELGENX CORP. (the "Corporation"), subject to adjustment, on the basis of one Common Share for each of the Warrants evidenced hereby, by surrendering to the Corporation at its principal office, in the City of Montreal, Province of Quebec, Canada, the Warrant Certificate, together with a Subscription Form, duly completed and executed, in cash or a certified cheque, money order or bank draft in lawful money of Canada payable to or to the order of the Corporation at par in the City of Montreal for the amount equal to the Exercise Price multiplied by the number of Warrants exercised, on and subject to the terms and conditions set forth below:

1.     Definitions

In this Warrant Certificate, including the preamble, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)   "Business Day" means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Toronto, Ontario;

(b)   "Common Shares" means the common shares of the Corporation as such shares were constituted on March 15, 2005, as the same may be reorganized or reclassified pursuant to any of the events set out in Section 10 hereof;

(c)   "Current Market Price" at any date, means the weighted average price at which the Common Shares have traded in the over-the-counter market or on a recognized exchange or market during the ten (10) consecutive trading days ending the trading day immediately preceding such date as reported by such market or exchange on which the Common Shares are then trading or quoted, and the weighted average price shall be determined by dividing the aggregate sale price of all Common Shares sold in board lots on the over-the-counter market, or recognized exchange or market, as the case may be, during the ten (10) consecutive trading days by the number of Common Shares sold. If the Common Shares are not then traded in the over-the-counter market or on a recognized exchange or market, the Current Market Price of the Common Shares shall be the fair market value of the Common Shares as determined in good faith by the Board of Directors of the Corporation after consultation with a nationally or internationally recognized investment dealer or investment banker;

(d)   "Exercise Price" means, subject to adjustment in accordance with the provisions of Section 10, $0.47 in Canadian funds;

(e)   "Expiry Time" means 4:30 p.m., Toronto time on March 15, 2008;

(f)    "person" means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof;

(g)   "Warrants" means the Common Share purchase warrants evidenced by the Warrant Certificate and "Warrant" shall have a corresponding meaning;

(h)   "Warrant Certificate" means this certificate evidencing the Warrants together with any certificates issued in replacement or substitution therefor or supplemental or ancillary thereto;

(i)    "Loan Agreement" means the Loan Agreement, entered into between the Corporation and the Holder, dated as of March 15, 2006, pursuant to which this Warrant is being issued;

(j)    "Subscription Form" means the form of subscription annexed hereto as Schedule "A";

(k)   "this Warrant Certificate", "Warrant", "herein", "hereby", "hereof, "hereto", "hereunder" and similar expressions mean or refer to this Warrant Certificate and any deed or instrument supplemental or ancillary thereto and any schedules hereto or thereto and not to any particular article, section, subsection, clause, subclause or other portion hereof;

(1)   "Transfer Form" means the form of transfer annexed hereto as Schedule "B"; and

(m)   "Underlying Securities" means one Common Share issuable upon exercise of each Warrant evidenced hereby.

2.

Expiry Time

After the Expiry Time, all rights under any Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall wholly cease and terminate and such Warrants shall be void and of no value or effect.

3.     Exercise Procedure

The Holder may exercise the right of purchase herein provided for by surrendering or delivering to the Corporation prior to the Expiry Time at its principal office (a) this certificate, with the Subscription Form duly completed and executed by the holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation, and (b) cash or a certified cheque, money order or bank draft payable to or to the order of the Corporation in lawful money of Canada at par in the City of Montreal in an amount equal to the Exercise Price multiplied by the number of Underlying Securities for which subscription is being made. Upon delivery and payment of aforesaid, the Holder of this Warrant shall be deemed for all corporate purposes to become the holder of record of the Underlying Securities with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Underlying Securities.

Any Warrant Certificate and cash, certified cheque, money order or bank draft referred to in the foregoing clauses (a) and (b) shall be deemed to be surrendered only upon delivery thereof to the Corporation at its principal office in the manner provided in Section 26 hereof.

4.     Entitlement to Certificate

Upon such delivery and payment as aforesaid, the Corporation shall cause to be issued to the Holder hereof the Common Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this certificate and the Holder hereof shall become a shareholder of the Corporation in respect of the Common Shares issued as part of the Underlying Securities with effect from the date of such delivery and payment and shall be entitled to delivery of a certificate or certificates evidencing such Common Shares (which certificates will not contain any restrictive legends except those required by the applicable securities laws) and the Corporation shall cause such certificate or certificates to be mailed to the Holder hereof at the address or addresses specified in such subscription within three (3) business days of such delivery and payment.

All certificates representing Underlying Securities shall bear the same legends reflecting resale restrictions under the applicable Securities Laws, as are applied to this warrant certificate.

5.     Partial Exercise

The Holder may subscribe for and purchase a number of Underlying Securities less than the number he is entitled to purchase pursuant to this certificate. In the event of any such subscription and purchase prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Warrant Certificate in respect of the balance of the Underlying Securities of which he was entitled to purchase pursuant to this Warrant Certificate and which were then not purchased.

6.     Intentionally Deleted

3.

7.     No Fractional Shares

Notwithstanding any adjustments provided for in Section 10 hereof or otherwise, the Corporation shall not be required upon the exercise of any Warrants, to issue fractional Common Shares in satisfaction of its obligations hereunder. To the extent that the Holder would be entitled to purchase a fraction of a Common Share, such right may be exercised in respect of such fraction only in combination with other rights which in the aggregate entitle the Holder to purchase a whole number of Common Shares.

8.     Not a Shareholder

Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

9.     Covenants

(a)     Reservation of Shares.

The Corporation covenants and agrees that so long as any Warrants evidenced hereby remain outstanding, it shall reserve and there shall remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the right of purchase herein provided for, and upon payment therefor of the Exercise Price pursuant to the provisions hereof, shall be issued as fully paid and non-assessable Common Shares and the holders thereof shall not be liable to the Corporation or to its creditors in respect thereof.

(b)     Corporate Status

The Corporation shall preserve and maintain its corporate existence and all licenses and permits that are material to the proper conduct of its business.

10.    Adjustment to Exercise Price

The Exercise Price in effect at any time is subject to adjustment from time to time in the events and in the manner provided as follows:

(1)    If and whenever at any time after the date hereof the Corporation:

(a)   issues Common Shares or securities exchangeable for or convertible into Common Shares to all or substantially all the holders of the Common Shares as a stock dividend;

(b)   makes a distribution on its outstanding Common Shares payable in Common Shares or securities exchangeable for or convertible into Common Shares;

(c)   subdivides its outstanding Common Shares into a greater number of shares; or

(d)   consolidates its outstanding Common Shares into a small number of shares;

4.

(any of such events being called a "Common Share Reorganization"), then the Exercise Price will be adjusted effective immediately after the effective date or record date for the happening of a Common Share Reorganization, as the case may be, at which the holders of Common Shares are determined for the purpose of the Common Share Reorganization by multiplying the Exercise Price in effect immediately prior to such effective date or record date by a fraction, the numerator of which is the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization and the denominator of which is the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case where securities exchangeable for or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had all such securities been exchanged for or converted into Common Shares on such effective date or record date).

(2)     If and whenever at any time after the date hereof the Corporation fixes a record date for the issue of rights, options or warrants to the holders of all or substantially all of its outstanding Common Shares under which such holders are entitled to subscribe for or purchase Common Shares or securities exchangeable for or convertible into Common Shares, where

(a)   the right to subscribe for or purchase Common Shares, or the right to exchange securities for or convert securities into Common Shares, expires not more than 45 days after the date of such issue (the period from the record date to the date of expiry being herein in this Section 10 called the "Rights Period"), and

(b)   the cost per Common Share during the Rights Period (inclusive of any cost or acquisition of securities exchangeable for or convertible into Common Shares in addition to any direct cost of Common Shares) (herein in this Section 10 called the "Per Share Cost") is less than 95% of the Current Market Price of the Common Shares on the record date,

(any of such events being called a "Rights Offering"), then the Exercise Price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)     the numerator of which is the aggregate of:

A.    the number of Common Shares outstanding as of the record date for the Rights Offering; and

B.     a number determined by dividing the product of the Per Share Cost and:

(I)    where the event giving rise to the application of this subsection 10(2) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase additional Common Shares, the number of Common Shares so subscribed for or purchased during the Rights Period, or

5.

(II)   where the event giving rise to the application of this subsection 10(2) was the issue of rights, options or warrants to the holders of Common Shares under which such holders are entitled to subscribe for or purchase securities exchangeable for or convertible into Common Shares, the number of Common Shares for which those securities so subscribed for or purchased during the Rights Period could have been exchanged or into which they could have been converted during the Rights Period, by the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)     the denominator of which is

A.     in the case described in subparagraph 10(2)(i)(B)(I), the number of Common Shares outstanding, or

B.     in the case described in subparagraph 10(2)(i)(B)(II), the number of Common Shares that would be outstanding if all the Common Shares described in subparagraph 10(2)(i)(B)(II) had been issued,

as at the end of the Rights Period.

Any Common Shares owned by or held for the account of the Corporation or any subsidiary or affiliate (as defined in the Securities Act (Ontario)) of the Corporation will be deemed not to be outstanding for the purpose of any such computation.

If by the terms of the rights, options or warrants referred to in this Section 10, there is more than one purchase, conversion or exchange price per Common Share, the aggregate price of the total number of additional Common Shares offered for subscription or purchase, or the aggregate conversion or exchange price of the convertible securities so offered, will be calculated for purposes of the adjustment on the basis of

(i)     the lowest purchase, conversion or exchange price per Common Share, as the case may be, if such price is applicable to all Common Shares which are subject to the rights, options or warrants, and

(ii)    the average purchase, conversion or exchange price per Common Share, as the case may be, if the applicable price is determined by reference to the number of Common Shares acquired.

To the extent that any adjustment in the Exercise Price occurs pursuant to this Section 10 as a result of the fixing by the Corporation of a record date for the distribution of rights, options or warrants referred to in this Section 10, the Exercise Price will be readjusted immediately after the expiration of any relevant exchange, conversion or exercise right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiration, and will be further readjusted in such manner upon expiration of any further such right.

6.

If the Holder has exercised any Warrants in accordance herewith during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period therefor, the Holder will, in addition to the Underlying Securities issued to the Holder upon such exercise, be entitled to that number of additional Underlying Securities equal to the positive difference, if any, between:

(i)    the Exercise Price in effect immediately prior to the end of such Rights Offering pursuant to this subsection multiplied by the number of Underlying Securities received upon the exercise of the Warrants during such period, and the resulting product is divided by the Exercise Price as adjusted for such Rights Offering pursuant to this subsection, and

(ii)    the number of Underlying Securities received upon such exercise of the Warrants during the Rights Period;

provided that the provisions of Section 7 will be applicable to any fractional interest in a Common Share to which such Holder might otherwise be entitled. Such additional Common Shares will be deemed to have been issued to the Holder immediately following the end of the Rights Period and a certificate for such additional Common Shares will be delivered to such Holder within ten (10) Business Days following the end of the Rights Period.

(3)     If and whenever at any time after the date hereof the Corporation fixes a record date for the issue or the distribution to the holders of all or substantially all its Common Shares of:

(i)    shares of the Corporation of any class other than Common Shares,

(ii)    rights, options or warrants to acquire shares or securities exchangeable for or convertible into shares or property or other assets of the Corporation,

(iii)   evidence of indebtedness, or

(iv)   any property or other assets other than dividends paid in the ordinary course and including shares of other corporations and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being called a "Special Distribution"), the Exercise Price will be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)     the numerator of which is:

A.     the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such record date; less

7.

B.     the aggregate fair market value (as determined by action by the directors of the Corporation) of such securities or property or other assets so issued or distributed in the Special Distribution; and

(ii)    the denominator of which is the number of Common Shares outstanding on such record date multiplied by the Current Market Price of the Common Shares on such record date.

Any Common Shares owned by or held for the account of the Corporation or any subsidiary (as defined in the Securities Act (Ontario)) of the Corporation will be deemed not to be outstanding for the purpose of any such computation.

(4)     If and whenever at any time from the date hereof and prior to the Expiry Time, there is a reclassification of the Common Shares or a capital reorganization of the Corporation other than as described in subsection 10(1) or a consolidation, amalgamation or merger of the Corporation with or into any other body corporate, trust, partnership or other entity (other than a consolidation, amalgamation or merger which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any Holder who has not exercised its right of acquisition hereunder prior to the effective date of such reclassification, reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Underlying Securities then sought to be acquired by it, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made, as the case may be, that such Holder would have been entitled to receive on such reclassification, reorganization, consolidation, amalgamation, merger, sale or conveyance, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it.

(5)     If and whenever at any time after the date hereof and prior to the Expiry Time there is a Common Share Reorganization, a Rights Offering, a Special Distribution (any of such events being called a "Capital Reorganization"), the number of Underlying Securities to which such Holder was entitled prior to such Capital Reorganization shall be adjusted upon exercise of the Warrants contemporaneously with the adjustment of the Exercise Price pursuant to such Capital Reorganization by multiplying the number of Underlying Securities theretofore purchasable on the exercise hereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment. If determined appropriate by action of the directors of the Corporation, appropriate adjustments will be made as a result of any such Capital Reorganization in the application of the provisions set forth in this Section 10 with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth in this Section 10 will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares, other securities or other property thereafter deliverable upon the exercise hereof. Any such adjustment must be made by and set forth in an amendment to this Warrant Certificate approved by action by the directors of the Corporation and will for all purposes be conclusively deemed to be an appropriate adjustment.

8.

11.     Rules Regarding Calculation of Adjustment of Exercise Price

(1)     The adjustments provided for in Section 10 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-tenth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 11.

(2)     No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price; provided, however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(3)     No adjustment in the Exercise Price will be made in respect of any event described in Section 10, other than the events referred to in clauses 10(l)(c) and (d), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Warrant prior to or on the effective date or record date of such event.

(4)     No adjustment in the Exercise Price will be made under Section 10 in respect of the issue from time to time of Common Shares issuable from time to time as dividends paid in the ordinary course to holders of Common Shares who exercise an option or election to receive substantially equivalent dividends in Common Shares in lieu of receiving a cash dividend, and any such issue will be deemed not to be a Common Share Reorganization. For the purposes of Section 10(3)(iv) and this Section 11(4), "dividends paid in the ordinary course" means cash dividends declared payable on the Common Shares in any fiscal year of the Corporation to the extent that such cash dividends do not exceed, in the aggregate, the greater of: (i) 150% of the aggregate amount of cash dividends declared payable by the Corporation on the Common Shares in its immediately preceding fiscal year; (ii) 150% percent of the arithmetic mean of the aggregate amounts of cash dividends declared payable by the Corporation on the Common Shares in its three immediately preceding fiscal years; and (iii) 100% percent of the aggregate consolidated net income of the Corporation, before extraordinary items, for its immediately preceding fiscal year (such consolidated net income to be computed in accordance with Canadian generally accepted accounting principles).

(5)     If at any time a dispute arises with respect to adjustments provided for in Section 10, such dispute will be conclusively determined by the auditors of the Corporation or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action by the directors of the Corporation and any such determination will be binding upon the Corporation, the Holder and shareholders of the Corporation. The Corporation will provide such auditors or accountants with access to all necessary records of the Corporation.

(6)     In case the Corporation after the date of issuance of the Warrants takes any action affecting the Common Shares, other than action described in Section 10, which in the opinion of the board of directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action by the directors of the Corporation but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

(7)     If the Corporation sets a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

9.

(8)     In the absence of a resolution of the directors of the Corporation fixing a record date for a Special Distribution or Rights Offering, the Corporation will be deemed to have fixed as the record date therefor the date on which the Special Distribution or Rights Offering is effected.

(9)     As a condition precedent to the taking of any action which would require any adjustment to the Warrants, including the Exercise Price, the Corporation must take any corporate action which may be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(10)    The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 10, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

(11)    The Corporation covenants to and in favour of the Holder that so long as the Warrants remain outstanding, it will give notice to the Holder of its intention to fix a record date for or otherwise pursue any event referred to in subsections 10(1), (2) or (3) (other than the subdivision or consolidation of the Common Shares) which may give rise to an adjustment in the Exercise Price, and, in each case, such notice must specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation is only required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice must be given not less than 14 days in each case prior to such applicable record date or effective date.

12.    Consolidation and Amalgamation

(1)    The Corporation shall not enter into any transaction whereby all or substantially all of its undertaking, property and assets would become the property of any other corporation (herein called a "successor corporation") whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as, in the opinion of counsel to the Holder (provided that the Holder's counsel shall act reasonably and expeditiously in connection therewith), are necessary or advisable to establish that upon the consummation of such transaction:

(i)   the successor corporation will have assumed all the covenants and obligations of the Corporation under the Warrants and the Warrant Certificate, and

(ii)  the Warrants will be valid and binding obligations of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under the Warrants and this Warrant Certificate;

(2)     Whenever the conditions of subsection 12(1) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant Certificate in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

10.

13.    Representation and Warranty

        The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue the Warrants and the Underlying Securities issuable upon the exercise hereof and perform its obligations hereunder and that the Warrants represent valid, legal and binding obligations of the Corporation enforceable in accordance with its terms. The Corporation also represents and warrants to the Holder, as if fully set forth herein, that each of the representations and warranties of the Corporation set forth in the Loan Agreement are true and correct as of the date of this Warrant.

14.    Inability to Deliver Common Shares

        If for any reason, other than the failure or default of the Holder, the Corporation is unable to issue and deliver the Underlying Securities or other securities as contemplated herein to the Holder upon the proper exercise by the Holder of the right to purchase any of the Underlying Securities covered by this Warrant Certificate, the Corporation may pay, at its option and in complete satisfaction of its obligations hereunder, to the Holder, in cash, an amount equal to the difference between the Exercise Price and the Current Market Price of such Underlying Securities issuable hereunder on the date the Warrants are attempted to be exercised.

15.    If Share Transfer Books Closed

        The Corporation shall not be required to deliver certificates for Common Shares while the share transfer books of the Corporation are properly closed, prior to any meeting of shareholders or for the payment of dividends or for any other purpose and in the event of the surrender of any Warrants in accordance with the provisions hereof and the making of any subscription and payment for the Underlying Securities called for thereby during any such period delivery of certificates for Common Shares may be postponed for not exceeding five (5) Business Days after the date of the re-opening of said share transfer books; provided, however, that any such postponement of delivery of certificates shall be without prejudice to the right of the Holder, if the Holder has surrendered the same and made payment during such period, to receive such certificates for the Common Shares called for after the share transfer books shall have been re-opened.

16.    Protection of Shareholders. Officers and Directors

        Subject as herein provided, all or any of the rights conferred upon the Holder may be enforced by the Holder by appropriate legal proceedings. No recourse under or upon any obligation, covenant or agreement herein contained or in any of the Warrants represented hereby shall be had against any shareholder, officer or director of the Corporation, either directly or through the Corporation, it being expressly agreed and declared that the obligations under the Warrants evidenced hereby, are solely corporate obligations of the Corporation and that no personal liability whatever shall attach to or be incurred by the shareholders, officers, or directors of the Corporation or any of them in respect thereof, any and all rights and claims against every such shareholder, officer or director being hereby expressly waived as a condition of and as a consideration for the issue of the Warrants evidenced hereby.

11.

17.    Lost Certificate

        If the Warrant Certificate evidencing the Warrants issued hereby becomes stolen, lost, mutilated or destroyed the Corporation may, on such terms as it may in its discretion impose, respectively issue and countersign a new warrant of like denomination, tenor and date as the certificate so stolen, lost mutilated or destroyed.

18.    Governing Law

        The Warrants shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein but the reference to such laws shall not, by conflict of laws rules or otherwise, require the application of the law of any jurisdiction other than the Province of Ontario. The Corporation hereby irrevocably attorns to the jurisdiction of the Courts of the Province of Ontario.

19.    Severability

        If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom and:

(a)   the validity, legality or enforceability of such remaining provisions or parts thereof shall not in any way be affected or impaired by the severance of the provisions or parts thereof severed; and

(b)  the invalidity, illegality or unenforceability of any provision or part thereof contained in this Warrant Certificate in any jurisdiction shall not affect or impair such provision or part thereof or any other provisions of this Warrant Certificate in any other jurisdiction.

20.    Headings

        The headings of the articles, sections, subsections and clauses of this Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant.

21.    Numbering of Articles, etc.

        Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant Certificate.

22.   Gender

        Whenever used herein, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

12.

23.    Day not a Business Day

        In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day. If the payment of any amount is deferred for any period, then such period shall be included for purposes of the computation of any interest payable hereunder.

24.    Computation of Time Period

        Except to the extent otherwise provided herein, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

25.    Binding Effect

        The Warrants and all of the provisions herein shall enure to the benefit of the Holder, and their respective heirs, executors, administrators, successors, legal representatives and assigns and shall be binding upon the Corporation and its successors and permitted assigns. The expression the "Holder" as used herein shall include the Holder's assigns whether immediate or derivative.

26.    Notice

        Any notice, document or communication required or permitted by this Warrant Certificate to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if sent by prepaid registered mail posted in Canada, or if transmitted by any form of recorded telecommunication tested prior to transmission, to such party addressed as follows:

(a)   to the Holder, at the address of such holder in the records of the Corporation;

(b)   to the Corporation at:

Intelgenx Corp.
6425 Abrams
Ville St.-Laurent, Quebec
H4S 1X9

Attention: Horst Zerbe
Facsimile: (416)331-0436

Notice so mailed shall be deemed to have been given on the tenth business day after deposit in a post office or public letter box. Neither party shall mail any notice, request or other communication hereunder during any period in which Canadian postal workers are on strike or if such strike is imminent and may reasonably be anticipated to affect the normal delivery of mail. Notice transmitted by a form of recorded telecommunication or delivered personally shall be deemed given on the day of transmission or personal delivery, as the case may be. Any party may from to time notify the other in the manner provided herein of any change of address which thereafter, until change by like notice, shall be the address of such party for all purposes hereof.

13.

27.   Time of Essence

        Time shall be of the essence hereof.

28.    Transfer of Warrants

        Subject to the terms hereof, this Warrant may be transferred. No transfer of Warrants shall be effective unless this Warrant Certificate is accompanied by a duly executed Transfer Form or other instrument of transfer in such form as the Corporation may from time to time prescribe, together with such evidence of the genuineness of each endorsement, execution and authorization and of other matters as may reasonably be required by the Corporation, are delivered to the Corporation. No transfer of the Warrants shall be made if in the opinion of counsel to the Corporation such transfer would result in the violation of any applicable securities laws.

        IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of this 15th day of March, 2006.

14.

SCHEDULE "A"

SUBSCRIPTION FORM

TO:     INTELGENX CORP.

            The undersigned holder of the within Warrant Certificate hereby irrevocably subscribes for Common Shares of Intelgenx Corp. (the "Corporation") pursuant to the within Warrant Certificate at the Exercise Price per share specified in the said Warrant Certificate and encloses herewith cash or a certified cheque, money order or bank draft payable to the order of the Corporation in payment of the subscription price therefor.

            DATED this __ day of_________200_.

NAME:

Signature:

Address:

Please check box if these Common Share certificates are to be delivered at the office where this certificate is surrendered failing which the Common Shares certificates will be mailed to the subscriber at the address set out above.

If any Warrants represented by this certificate are not being exercised, a new Warrant Certificate will be issued and delivered with the Common Share certificates.

15.

SCHEDULE "B"

TRANSFER FORM

        For value received, the undersigned hereby sells, transfers and assigns unto. ____________________________________________________
                                    (please print name of transferee)

of       ____________________________________________________

          ____________________________________________________

          ____________________________________________________

         ____________________________________________________
                                    (please print address of transferee)

____________________________________________________ Warrants represented
(please insert number of Warrants to be transferred)

by the within certificate.

DATED this ___ day _______________ 200__.